SCHEDULE 14A INFORMATION

                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

Filed by the Registrant                               [x]
Filed by a Party other than the Registrant            [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Definitive Proxy Statement
[x]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to ss.240-14a-11(c) or ss.240-14a-12

             Franklin Tax-Advantaged U.S. Government Securities Fund
                (Name of Registrant as Specified In its Charter)

             Franklin Tax-Advantaged U.S. Government Securities Fund
                   (Name of Person(s) Filing Proxy Statement)

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[  ] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a- (i)(1), or 14a-6(j)(2)

[  ] $500 per each party to the controversy pursuant to Exchange Act Rule
     14a-6(i)(3)

[  ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11

     (1)  Title of each class of securities to which Transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:1

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]   Fee paid previously with preliminary material.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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                              NOTICE OF ADJOURNMENT
                           AND CONTINUED SOLICITATION

           FRANKLIN TAX-ADVANTAGED U.S. GOVERNMENT SECURITIES FUND
                           SPECIAL MEETING OF PARTNERS

                         ADJOURNMENT DATE: MAY 23, 1997

                          IMMEDIATE ATTENTION REQUESTED

To All Registered Representatives and Investment Advisors:

We have attempted to contact you and your client(s) on several occasions regarding the above mentioned meeting, however, we have not yet have not yet been successful in receiving a vote. Subsequently, the April 18, 1997, Special Meeting of Partners was adjourned, once again, to MAY 23, 1997 in order to give more Partners time to vote their shares. We are seeking your assistance in obtaining your client's vote. If you have power of attorney privileges over the account, you can vote directly using the procedures outlined below. Otherwise, please have your client call us, toll-free in the U.S., at 1-800-733-8481, ext. 449 or, if outside the U.S., call us collect at (212)805-7000, ext. 449 to register their vote on or before May 23, 1997. We have asked each Partner to consider the following:

PROPOSED DISSOLUTION AND COMPLETE LIQUIDATION FOR THE FUND Federal tax legislation affecting the Fund at the end of 1997 subjects the Fund to taxation as a corporation. As a result, distributions received by Non-U.S. Partners will be affected, for the first time, by U.S. income taxation. The Managing General Partners concluded that this result would be inconsistent with the purpose of the Fund and the intentions of the Partners and, therefore, recommended that Partners approve the liquidation of the Fund pursuant to a Plan of Dissolution and Complete Liquidation, and the distribution of its assets as discussed in the proxy statement.

WHAT HAPPENS IF THE PROPOSAL IS APPROVED?
If adopted by the Partners, the Plan will authorize the Board to liquidate the Fund.

WHAT WILL THE PARTNERS RECEIVE IN THE LIQUIDATION?
   The Plan provides that each U.S. Partner holding shares of the Fund on the
    Liquidation Date will be paid the value of the shares in cash by the Fund. Non-U.S. Partners who do not elect to receive cash will have the value of their account placed in a pooled investment vehicle with similar investment and tax characteristics as the Fund.
   It is presently expected that the actual liquidation of the Fund will occur approximately 5 weeks after the Partners approve the Plan.

WHY IS THIS VOTE IMPORTANT?
To approve the Plan, more than 50% of the outstanding shares of the Fund on the record date must vote in favor of the transaction. This vote requirement is unusually high. The Managing General Partners believe that approval of this matter is in the best interests of all Partners and, therefore, RECOMMEND A VOTE FOR THE PROPOSAL.

For your convenience, we have established three easy methods by which to register the vote:

      1. BY PHONE, simply call Shareholder Communications Corporation toll-free, AT 1-800-733-8481, EXTENSION 449, OR 1-212-805-7000.
           Operators will be available to register the vote over the phone, Monday thru Friday between the hours of 9:00 a.m. and 11:00 p.m. EST.

                                         OR

      2. BY FAX, send the executed proxy to us at 1-800-733-1885 OR 1-212-248-2727, anytime.

IMPORTANT NOTE: IF YOUR CLIENT HAS ALREADY SOLD OR LIQUIDATED THEIR POSITION THEY STILL HAVE VOTING RIGHTS WITH RESPECT TO THIS MEETING.

Thank you for your prompt attention to this matter.